EXHIBIT 11(a)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Offering Statement on Form 1‐A of our report dated February 14, 2024, relating to the consolidated financial statements of Versity Invest, LLC as of December 31, 2022, and for the period from March 17, 2022 (date of formation) to December 31, 2022. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

Santa Ana, California

February 14, 2024

1551 N Tustin Ave., Suite 1000 Santa Ana, CA 92705 714.543.0500